   As filed with the Securities and Exchange Commission on October 8, 1999

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ALLIED CAPITAL CORPORATION
                           --------------------------

             (Exact Name of Registrant as Specified in Its Charter)

          Maryland                                       52-1081052
          --------                                       ----------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

    1919 Pennsylvania Avenue, NW
             Washington, DC                                20006
             --------------                                -----
(Address of Principal Executive Offices)                 (Zip Code)

                           ALLIED CAPITAL 401(k) PLAN
                           --------------------------
                            (Full title of the plan)

                                               Copy to:
        William L. Walton                      Steven B. Boehm, Esq.
        -----------------                      ---------------------
        Chairman and CEO                       Sutherland, Asbill & Brennan LLP
        Allied Capital Corporation             1275 Pennsylvania Avenue, NW
        1919 Pennsylvania Avenue, NW           Washington, DC  20004-2415
        Washington, DC 20006                   (202) 383-0176
        (202) 331-1112

 (Name, Address and Telephone Number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                          Proposed Maximum      Proposed Maximum      Amount of
 Title of Securities      Amount to        Offering Price          Aggregate        Registration
   to be Registered     be Registered       Per Unit (l)       Offering Price (l)        Fee
----------------------- -------------- ----------------------- ------------------- ----------------

Common Stock, par
value $0.0001 per
share                    400,000(2)         $21.75                $8,700,000          $2,418.60

Interests in Allied
Capital 401(k) Plan          (3)                (4)                   (4)                (4)
---------------------------------------------------------------------------------------------------

(1) Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and are based upon the average of the high and low price per share of Allied Capital Corporation common stock on the Nasdaq National Market System on October 5, 1999.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(3) Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Allied Capital 401(k) Plan.

(4) Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART I
                Information Required in Section 10(a) Prospectus

Item 1.  Plan Information *

Item 2.  Registrant Information and Employee Plan Annual Information *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

Item 3.  Incorporation of Documents by Reference

The Registrant, Allied Capital Corporation (the "Company"), and the Allied Capital 401(k) Plan (the "Plan") incorporate herein by reference the documents listed in (a) through (c) below:

          (a)  The Company's Annual Report on Form 10-K filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") for the fiscal year ended December 31, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (d) The description of the Company's Common Stock, par value $0.0001 per share, contained in the registration statement on Form 8-A, dated November 12, 1993, as updated by the description contained in the Company's Registration Statement on Form N-14 (File No. 333-36459), filed on September 26, 1997 and in the Company's Registration Statement on Form N-2, filed by the Company on August 11, 1999 (as amended); and

          (e) All reports and documents subsequently filed with the Securities and Exchange Commission (the "Commission") by the Company and the Plan subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of those documents.

               Any statement contained herein or therein or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus.

               The Registrant will deliver without charge, upon written or oral request, a copy of any and all information that is incorporated herein by reference. Requests for such documents should be addressed to Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006, to the attention of Jennifer Miller at the Company.

Item 4.   Description of Securities

          Not applicable

Item 5.   Interests of Named Experts and Counsel

          Not applicable

Item 6.   Indemnification of Directors and Officers

          The Annotated Code of Maryland, Corporations and Associations (the "Maryland Law"), Section 2-418 provides that a Maryland corporation may indemnify any director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he or she has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar cover for, directors. The law also provides for comparable indemnification for corporate officers and agents.

          The Articles of Incorporation of the Company provide that its directors and officers shall, and its agents in the discretion of the board of directors may, be indemnified to the fullest extent permitted from time to time by the laws of Maryland (with such power to indemnify officers and directors limited to the scope provided for in
          Section 2-418 as currently in force), provided, however, that such indemnification is limited by the Investment Company Act of 1940 or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder. The Company's Bylaws, however, provide that the Company may not indemnify any director or officer against liability to the Company or its security holders to which he or she might otherwise be subject by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of such disabling conduct.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the court of the issue.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

         4.1  (1)  Articles of Amendment and Restatement of the Articles of Incorporation
         4.2  (2)  Articles of Merger
         4.3  (3)  Bylaws
         4.4  Allied Capital 401(k) Plan

         5.   Opinion of counsel and consent to its use
         23.1 Consent of Arthur Andersen LLP
         23.2 Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5)
         24.  Powers of Attorney -- These documents form part of the Signature Pages

         -----------------------
         (1) Incorporated by reference to exhibit 3(i) filed with Allied Lending's Annual Report on Form 10-K for the year ended December 31, 1996.

         (2) Incorporated by reference from Appendix B to the Company's registration statement on Form N-14 filed on September 26, 1997 (File No. 333-36459).

         (3) Incorporated by reference to the exhibit of the same name filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

Item 9.  Undertakings

         (a)  Rule 415 Offering. The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events
                        arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii)To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 8th day of October, 1999.

                                            ALLIED CAPITAL CORPORATION



                                            By: /s/ WILLIAM L. WALTON
                                                --------------------------
                                                   William L. Walton
                                                   Chairman and CEO


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on October 8, 1999.

     Each person whose signature appears below hereby constitutes and appoints William L. Walton and Joan M. Sweeney, and each of them, his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature                                                 Title
---------                                                 -----

/s/ WILLIAM L. WALTON
---------------------------------           Chairman of the Board, Chief Executive Officer and
William L. Walton                           President

/s/ BROOKS H. BROWNE
---------------------------------           Director
Brooks H. Browne

/s/ JOHN D. FIRESTONE
---------------------------------           Director
John D. Firestone

/s/ ANTHONY T. GARCIA
------------------------------              Director
Anthony T. Garcia

/s/ LAWRENCE I. HEBERT
------------------------------              Director
Lawrence I. Hebert

/s/ JOHN I. LEAHY
------------------------------              Director
John I. Leahy

/s/ ROBERT E. LONG
------------------------------              Director
Robert E. Long

/s/ WARREN K. MONTOURI
------------------------------              Director
Warren K. Montouri

/s/ GUY T. STEUART II
------------------------------              Director
Guy T. Steuart II

/s/ T. MURRAY TOOMEY
------------------------------              Director
T. Murray Toomey

/s/ LAURA W. VAN ROIJEN
------------------------------              Director
Laura W. van Roijen

/s/ GEORGE C. WILLIAMS, JR.
------------------------------              Director
George C. Williams, Jr.

/s/ PENNI F. ROLL
------------------------------              Principal and Chief Financial Officer
Penni F. Roll                               (Principal Financial and Accounting Officer)

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed by the undersigned on its behalf, thereunto duly authorized in the City of Washington, District of Columbia, on the 8 day of October, 1999.

                                 Allied Capital 401(k) Plan





                                 By: /s/ ROBERT E. LONG
                                    -----------------------------
                                        Robert E. Long,
                                        Chairman of Allied Capital Corporation
                                        Compensation Committee